Page 1 – Tennant Company Reports First Quarter 2026 Results

Tennant Company Reports First Quarter 2026 Results

Operational Performance Improved Sequentially as ERP Recovery Progressed

Net Sales of $298 Million, a 2.7% Growth over Prior-Year Period

Adjusted EBITDA of $29 Million as Operational Stabilization Progressed through Quarter

Orders Increased 10% Year over Year, Reflecting Strong End-Market Demand

MINNEAPOLIS, MN (May 4, 2026)—Tennant Company ("Tennant" or the "Company") (NYSE: TNC) today reported its financial results for the quarter ended March 31, 2026.

(In millions, except per share data)	Three Months Ended March 31,
	2026	2025	Incr / (Decr)
Net sales	$297.9	$290.0	2.7%
Net income	$0.2	$13.1	(98.5)%
Diluted EPS	$0.01	$0.69	(98.6)%

Adjusted diluted EPS(a)	$0.58	$1.12	(48.2)%
Adjusted EBITDA(a)	$29.1	$41.0	(29.0)%
Adjusted EBITDA(a) margin %	9.8%	14.1%	(430) bps

Highlights

•ERP recovery progressed steadily throughout the quarter, with core operational and customer‑facing processes showing clear improvement and performance strengthening meaningfully as the quarter progressed.

•Orders of $327 million increased 10% year over year, demonstrating strong and broad-based demand momentum.

•Net sales of $297.9 million increased 2.7% year over year, reflecting broad‑based pricing realization and favorable foreign currency effects, partially offset by lower volumes in North America related to ERP recovery impacts earlier in the quarter.

•Adjusted EBITDA(a) of $29.1 million, or 9.8% of net sales, exceeded expectations and improved sequentially as operating performance strengthened throughout the quarter, while elevated labor and freight costs tied to ERP recovery activities and ongoing ERP-related inefficiencies continued to pressure results.

•Adjusted diluted EPS(a) of $0.58 declined compared to the prior year, primarily due to lower gross margin rates and ERP‑related operating costs, partially offset by disciplined spending and the benefit of share repurchases.

•Returned capital to shareholders through share repurchases, with approximately $60 million deployed year to date, equivalent to about 5% of shares outstanding at the start of the year.
(a) See supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

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Page 2 – Tennant Company Reports First Quarter 2026 Results

“Our first quarter results reflect strong net sales growth and solid order demand as we advanced key strategic priorities across the business,” said Dave Huml, Tennant President and Chief Executive Officer. “We saw robust order momentum throughout the quarter, along with strong robotics growth and other exciting developments that underscore the advancement of our key growth initiatives. During the quarter, we achieved meaningful ERP stabilization, with margin impacts decreasing each month as recovery efforts progressed, and we are now turning our focus toward optimization and efficiency. We are encouraged by this positive trajectory exiting the quarter and reaffirm our 2026 expectations.”

Net Sales
Consolidated net sales for the first quarter of 2026 totaled $297.9 million, a 2.7% increase compared to consolidated net sales of $290.0 million in the first quarter of 2025. The components of the consolidated net sales change were as follows:

Three Months Ended March 31,
2026 vs. 2025
Price	4.2%
Volume	(6.1)%
Organic decline	(1.9)%
Acquisitions	0.5%
Foreign currency	4.1%
Total	2.7%

Organic Sales
Organic sales, which exclude the effects of foreign currency and acquisitions, decreased 1.9% in the first quarter compared to the prior year. This decrease was primarily due to volume declines in North America related to ERP impacts earlier in the quarter, partially offset by pricing realization in North America and EMEA.

	Three Months Ended March 31, 2026
	Americas	EMEA	APAC	Total
Organic sales (decline) / growth	(3.0)%	1.0%	(2.0)%	(1.9)%

Americas(b): The 3.0% decrease in the first quarter was primarily driven by lower volumes in North America related to ERP impacts earlier in the quarter, partially offset by pricing realization in North America and increased rental and equipment volumes in Latin America.

EMEA(c): The 1.0% increase in the first quarter was primarily due to price realization and equipment volume increases in France and Germany.

APAC(d): The 2.0% decrease in the first quarter was primarily driven by lower pricing in China equipment sales and softer underlying demand, particularly in China, Australia, and Southeast Asia, partially offset by volume growth in India and Korea.

(b) Includes North America and Latin America.
(c) Includes Europe, the Middle East, and Africa.
(d) Includes China, Australia, Japan, and other Asian markets.
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Page 3 – Tennant Company Reports First Quarter 2026 Results
Operating Results
The gross profit margin of 38.1% in the first quarter of 2026 was 330 basis points lower compared to the first quarter of 2025. The margin rate decline was driven primarily by incremental labor, freight, and expediting costs associated with ERP recovery efforts earlier in the quarter, as well as a shift in customer mix toward strategic accounts, which carry a different margin profile. Tariff and other inflationary pressures were fully offset by price realization and cost-out initiatives.

Selling and administrative ("S&A") expense totaled $98.1 million in the first quarter of 2026, a $7.4 million increase compared to the first quarter of 2025. The increase in S&A expense was primarily driven by unfavorable foreign currency, legal and financial advisory costs, higher compensation and benefits, and software subscription fees. S&A expense as a percentage of sales was 32.9% in the first quarter of 2026, compared to 31.3% in the first quarter of 2025. Adjusted S&A(a) as a percentage of net sales increased to 29.6% in the first quarter of 2026, compared to 28.7% in the first quarter of 2025.

Adjusted EBITDA(a) was $29.1 million in the first quarter of 2026, compared to $41.0 million in the prior-year period. The decrease in Adjusted EBITDA(a) was primarily due to gross margin declines coupled with S&A deleverage. Adjusted EBITDA margin(a) for the first quarter of 2026 was 9.8%, down 430 basis points compared to 14.1% in the prior-year period.

Net income was $0.2 million in the first quarter of 2026, compared to $13.1 million in the first quarter of 2025. Adjusted net income(a) was $10.3 million in the first quarter of 2026, a decrease of $10.9 million compared to the first quarter of 2025. The decrease was primarily driven by lower operating performance from gross margin compression coupled with S&A deleverage.

Adjusted diluted EPS(a) was $0.58 in the first quarter of 2026, compared to $1.12 in the first quarter of 2025. The decrease was driven by lower operating performance from ERP recovery activities and ongoing operational stabilization efforts in the quarter.

Cash Flow, Liquidity and Capital Allocation
Tennant used $31.2 million of cash flow for operating activities during the first quarter of 2026, a $30.8 million decrease compared to the prior‑year period, primarily due to lower operating performance and higher working capital investment, including timing‑related increases in accounts receivable and inventory builds associated with ERP recovery.

Liquidity remained strong with a balance of $82.6 million in cash and cash equivalents at the end of the first quarter, and $289.3 million of unused borrowing capacity under the Company's revolving credit facility.

The Company continues to strategically deploy cash flow to meet operational capital requirements and to return capital to shareholders in alignment with its capital allocation priorities. During the first quarter of 2026, the Company invested $3.2 million in capital expenditures and returned $65.5 million to shareholders through $60.0 million of share repurchases and $5.5 million of dividends. The Company remains diligent in managing its debt and maintaining a strong balance sheet. The Company had a net leverage ratio (Adjusted Net Debt(a) / trailing twelve months (TTM) Adjusted EBITDA(a)) of 1.78 times as of March 31, 2026.

(a) See supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

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Page 4 – Tennant Company Reports First Quarter 2026 Results
2026 Guidance
Our first quarter results support our reaffirmation of our expected full-year outlook. Following the two-week shutdown of our North American facilities to complete the physical inventory, operational execution improved meaningfully through February and March as ERP stabilization advanced and production and fulfillment capabilities normalized. Order momentum was robust throughout the quarter, with double-digit growth across both the Americas and EMEA reflecting healthy underlying demand. Pricing discipline held firm across product categories, helping to mitigate the ongoing cost pressures from tariffs and ERP recovery-related activities. With demand trends and operational progress consistent with our expectations for the year, we are reaffirming our full-year 2026 guidance as follows.

(In millions, except per share data)	2026 Guidance Ranges
Net sales	$1,240 - $1,280
Organic net sales growth	3.0% - 6.5%
Diluted net income per share	$4.05 - $4.65
Adjusted diluted net income per share**	$4.70 - $5.30
Adjusted EBITDA**	$175 - $190
Adjusted EBITDA margin**	14.1% - 14.8%
Capital expenditures	~$25
Adjusted effective tax rate**	24% - 29%

**Non-GAAP Measures: see supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

Conference Call
Tennant will host a conference call to discuss its 2026 first quarter results on May 5, 2026, at 9 a.m. Central Time (10 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the overview page. A replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.20 billion in 2025 and has approximately 4,500 employees. Tennant has manufacturing operations throughout the world and sells products directly in more than 21 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets the Company serves. Particular risks and uncertainties presently facing it include: geopolitical and economic uncertainty throughout the world; our ability to comply with global laws and regulations; changes in foreign currency exchange rates; our ability to adapt to customer pricing
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Page 5 – Tennant Company Reports First Quarter 2026 Results
sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; complications with our new ERP system; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; our ability to develop and commercialize new innovative products and services; and risks related to our business transformation and strategic initiatives.

The Company cautions that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect the Company's results can be found in its 2025 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by the Company in its filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

The Company believes that disclosing S&A expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. The Company uses these measures to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). The Company calculates the Non-GAAP measures by adjusting for legal contingency costs, ERP modernization costs, ERP amortization costs, legal and financial advisory costs, restructuring-related costs, transaction-related costs and amortization expense. The Company calculates income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. The Company calculates net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. The Company calculates EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.

INVESTOR RELATIONS CONTACT:

Lorenzo Bassi
Vice President, Finance and Investor Relations
investors@tennantco.com
763-540-1242
FINANCIAL TABLES FOLLOW
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Page 6 – Tennant Company Reports First Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended March 31,
	2026	2025
Net sales	$297.9	$290.0
Cost of sales	184.3	170.0
Gross profit	113.6	120.0
Selling and administrative expense	98.1	90.7
Research and development expense	10.6	9.7
Operating income	4.9	19.6
Interest expense, net	(3.4)	(2.3)
Net foreign currency transaction loss	(0.4)	(0.2)
Other (expense) income, net	(0.2)	0.1
Income before income taxes	0.9	17.2
Income tax expense	0.7	4.1
Net income	$0.2	$13.1

Net income per share
Basic	$0.01	$0.70
Diluted	$0.01	$0.69

Weighted average shares outstanding
Basic	17,558,556	18,702,438
Diluted	17,804,603	18,960,007
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended March 31,
	2026	2025	% Change
Americas	$194.0	$197.3	(1.7)%
Europe, Middle East and Africa	86.9	76.0	14.3%
Asia Pacific	17.0	16.7	1.8%
Total	$297.9	$290.0	2.7%
(1) Net of intercompany sales.
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Page 7 – Tennant Company Reports First Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except shares and per share data)	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$82.6	$106.4
Receivables, less allowances of $10.5 and $10.4, respectively	280.6	256.8
Inventories	204.6	198.5
Prepaid and other current assets	43.3	38.0
Total current assets	611.1	599.7
Property, plant and equipment, less accumulated depreciation of $297.1 and $289.0, respectively	185.4	189.8
Operating lease assets	55.6	56.9
Goodwill	209.9	208.6
Intangible assets, net	52.5	52.6
Other assets	162.1	161.3
Total assets	$1,276.6	$1,268.9
LIABILITIES AND EQUITY
Current portion of long-term debt	$0.4	$0.4
Accounts payable	123.1	127.5
Employee compensation and benefits	39.6	40.9
Other current liabilities	125.5	124.3
Total current liabilities	288.6	293.1
Long-term debt	358.3	273.2
Long-term operating lease liabilities	33.8	35.5
Employee benefits	15.4	15.7
Deferred income taxes	4.2	3.3
Other liabilities	43.3	44.7
Total long-term liabilities	455.0	372.4
Total liabilities	$743.6	$665.5
Common Stock, $0.375 par value; 60,000,000 shares authorized; 17,037,788 and 17,846,681 shares issued and outstanding, respectively	6.4	6.7
Additional paid-in capital	—	—
Retained earnings	562.1	628.1
Accumulated other comprehensive loss	(37.3)	(33.2)
Total Tennant Company shareholders' equity	531.2	601.6
Noncontrolling interest	1.8	1.8
Total equity	533.0	603.4
Total liabilities and total equity	$1,276.6	$1,268.9
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Page 8 – Tennant Company Reports First Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net income	$0.2	$13.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	11.4	10.6
Amortization expense	3.5	3.4
Deferred income tax benefit	3.3	0.5
Share-based compensation expense	1.5	3.2
Bad debt and returns expense	0.5	0.7
Other, net	0.1	0.2
Changes in operating assets and liabilities:
Receivables	(25.2)	10.9
Inventories	(11.7)	(8.2)
Accounts payable	(2.5)	(8.7)
Employee compensation and benefits	(2.1)	(14.5)
Other assets and liabilities	(10.2)	(11.6)
Net cash used in operating activities	(31.2)	(0.4)
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(3.2)	(7.0)
Payments made in connection with business acquisition, net of cash acquired	(7.2)	—
Investment in leased assets	(0.1)	(0.1)
Cash received from leased assets	0.2	0.2
Net cash used in investing activities	(10.3)	(6.9)
FINANCING ACTIVITIES
Proceeds from borrowings	105.0	15.0
Repayments of borrowings	(20.0)	(0.8)
Repurchases from exercise of stock options, net of employee tax withholdings obligations of $2.9 and $2.6, respectively	(2.3)	(2.1)
Repurchases of common stock	(60.0)	(20.2)
Dividends paid	(5.5)	(5.6)
Net cash provided by (used in) financing activities	17.2	(13.7)
Effect of exchange rate changes on cash and cash equivalents	0.5	0.7
Net decrease in cash and cash equivalents	(23.8)	(20.3)
Cash and cash equivalents at beginning of period	106.4	99.8
Cash and cash equivalents at end of period	$82.6	$79.5
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Page 9 – Tennant Company Reports First Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended March 31,
	2026	2025
Net income - as reported	$0.2	$13.1
Adjustments:
Amortization expense	2.6	2.5
Restructuring-related charge (S&A expense) (2)	0.4	1.1
ERP modernization costs (S&A expense) (3)	4.1	4.5
ERP amortization costs (S&A expense) (4)	0.5	—
Transaction and integration-related costs (S&A expense) (5)	0.1	—
Legal contingency costs (S&A expense) (6)	0.2	—
Legal and financial advisory costs (S&A expense) (7)	2.2	—
Net income - as adjusted	$10.3	$21.2

Net income per share - as reported:
Diluted	$0.01	$0.69
Adjustments:
Amortization expense	0.14	0.13
Restructuring-related charge (S&A expense) (2)	0.02	0.06
ERP modernization costs (S&A expense) (3)	0.24	0.24
ERP amortization costs (S&A expense) (4)	0.03	—
Legal contingency costs (S&A expense) (6)	0.01	—
Legal and financial advisory costs (S&A expense) (7)	0.13	—
Net income per diluted share - as adjusted	$0.58	$1.12
(2) Restructuring expenses represent the execution of a multi-year enterprise strategy to drive increased productivity throughout our operations.
(3) Enterprise Resource Planning (ERP) modernization initiative investment. Represents the expense component of our broader ERP investment, excluding capitalized costs. This investment is expected to drive future operational efficiencies across the organization.
(4) Amortization of ERP modernization costs represent the amortization of capitalized implementation costs related to cloud computing arrangements, which primarily relate to our implementation of a new ERP system.
(5) Due diligence and integration costs associated with the acquisition of Reinigungstechnik 4 You and Clean Machine Falkenberg AB and Repax AB.
(6) Incremental expense associated with the legal settlement accrual related to the Oxygenator Water Technologies, Inc. (OWT) intellectual property dispute regarding ec-H2O™ technology, as described in Note 13, Commitments and Contingencies, of the Form 10-Q for the quarter ended March 31, 2026.
(7) Represents third-party legal and advisory fees incurred in connection with the negotiation and execution of a cooperation agreement with Vision One, a shareholder of the Company, and excludes ordinary-course investor relations activities and routine legal expenses.
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Page 10 – Tennant Company Reports First Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended March 31,
	2026	2025
Net income - as reported	$0.2	$13.1
Less:
Interest expense, net	3.4	2.3
Income tax expense	0.7	4.1
Depreciation expense	11.4	10.6
Amortization expense	3.5	3.4
EBITDA	19.2	33.5
Adjustments:
Restructuring-related charge (S&A expense) (2)	0.5	1.5
ERP modernization costs (S&A expense) (3)	5.6	6.0
ERP amortization costs (S&A expense) (4)	0.6	—
Transaction and integration-related costs (S&A expense) (5)	0.1	—
Legal contingency costs (S&A expense) (6)	0.2	—
Legal and financial advisory costs (S&A expense) (7)	2.9	—
EBITDA - as adjusted	$29.1	$41.0
EBITDA margin - as adjusted	9.8%	14.1%

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Page 11 – Tennant Company Reports First Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended March 31,
	2026	2025
S&A expense - as reported	$98.1	$90.7
S&A expense as a percent of net sales - as reported	32.9%	31.3%
Adjustments:
Restructuring-related charge (S&A expense) (2)	(0.5)	(1.5)
ERP modernization costs (S&A expense) (3)	(5.6)	(6.0)
ERP amortization costs (S&A expense) (4)	(0.6)	—
Transaction and integration-related costs (S&A expense) (5)	(0.1)	—
Legal contingency costs (S&A expense) (6)	(0.2)	—
Legal and financial advisory costs (S&A expense) (7)	(2.9)	—
S&A expense - as adjusted	$88.2	$83.2
S&A expense as a percent of net sales - as adjusted	29.6%	28.7%

Operating income - as reported	$4.9	$19.6
Operating margin - as reported	1.6%	6.8%
Adjustments:
Restructuring-related charge (S&A expense) (2)	0.5	1.5
ERP modernization costs (S&A expense) (3)	5.6	6.0
ERP amortization costs (S&A expense) (4)	0.6	—
Transaction and integration-related costs (S&A expense) (5)	0.1	—
Legal contingency costs (S&A expense) (6)	0.2	—
Legal and financial advisory costs (S&A expense) (7)	2.9	—
Operating income - as adjusted	$14.8	$27.1
Operating margin - as adjusted	5.0%	9.3%
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Page 12 – Tennant Company Reports First Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended March 31,
	2026	2025
Income before income taxes - as reported	$0.9	$17.2
Adjustments:
Amortization expense	3.5	3.4
Restructuring-related charge (S&A expense) (2)	0.5	1.5
ERP modernization costs (S&A expense) (3)	5.6	6.0
ERP amortization costs (S&A expense) (4)	0.6	—
Transaction and integration-related costs (S&A expense) (5)	0.1	—
Legal contingency costs (S&A expense) (6)	0.2	—
Legal and financial advisory costs (S&A expense) (7)	2.9	—
Income before income taxes - as adjusted	$14.3	$28.1

Income tax expense - as reported	$0.7	$4.1
Effective tax rate - as reported	80.5%	23.8%
Adjustments (8):
Amortization expense	0.9	0.9
Restructuring-related charge (S&A expense) (2)	0.1	0.4
ERP modernization costs (S&A expense) (3)	1.5	1.5
ERP amortization costs (S&A expense) (4)	0.1	—
Legal and financial advisory costs (S&A expense) (7)	0.7	—
Income tax expense - as adjusted	$4.0	$6.9
Effective tax rate - as adjusted	28.9%	24.6%
(8) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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Page 13 – Tennant Company Reports First Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Net Leverage Ratio Based on TTM Adjusted EBITDA

Adjusted Net Debt

(In millions)	March 31, 2026	December 31, 2025
Long-term debt	$358.3	$273.2
Current portion of long-term debt	0.4	0.4
Cash and cash equivalents	(82.6)	(106.4)
Adjusted net debt	$276.1	$167.2

Net Leverage Ratio

The following table shows the calculation of the net leverage ratio (in millions, except for the net leverage ratio).

	March 31, 2026	December 31, 2025
Adjusted net debt (numerator)	$276.1	$167.2
TTM adjusted EBITDA (denominator) (9)	155.5	167.4
Net leverage ratio	1.78	1.00
(9) TTM Adjusted EBITDA is defined as Adjusted EBITDA for the most recent twelve-month period.

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